Exhibit 10.2

Dated February 15, 2011
______________________________________

ALLIED ENERGY PLC	(1)

and

CAMAC INTERNATIONAL (NIGERIA) LIMITED	(2)

and

NIGERIAN AGIP EXPLORATION LIMITED	(3)

and

CAMAC PETROLEUM LIMITED	(4)

______________________________________

AGREEMENT NOVATING PRODUCTION
SHARING CONTRACT
______________________________________

This Agreement is dated February 15, 2011 and is made BETWEEN:

(1)

ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited) a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (Allied Energy);

(2)

CAMAC INTERNATIONAL (NIGERIA) LIMITED a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (Camac Nigeria);

and together with Allied Energy, Allied

(3)

NIGERIAN AGIP EXPLORATION LIMITED a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot PC 23 Engineering Close, Victoria Island, Lagos (NAE); and

(4)	CAMAC PETROLEUM LIMITED a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at 35, Maloney Street, Lagos (CPL)

(together the “Parties”, and each a “Party”).

WHEREAS:

(A).	On 3 June 1992, Allied Energy was awarded an oil prospecting licence to block 210 (OPL 210) an interest of 2.5% in which Allied subsequently assigned to Camac Nigeria on 30 September 1992.

(B).	On 28 August 2002, Allied were granted oil mining leases 120 and 121 (OMLs) with respect to the OPL 210, for a term of 20 years commencing from 27 February 2001.

(C).	Pursuant to a Deed of Assignment dated 22 July 2005 Allied assigned to NAE a 40% interest in the OMLs, with remaining 60% being retained by Allied.

(D).	On 22 July 2005 Allied and NAE entered into a Production Sharing Contract (PSC) setting out the terms of agreement in relation to petroleum operations on the territory of the OMLs.

(E).

On 7 April 2010, Allied Energy and CAMAC Nigeria novated to CPL the beneficial ownership of their respective interests in and all rights and obligations under the PSC in relation to the Oyo Field pursuant to the Agreement Novating Production Sharing Contract of the same date entered into by and among Allied Energy, CAMAC Nigeria, CPL and NAE (the “First Novation”).

(F).

Each of Allied Energy and Camac Nigeria now wishes to novate to CPL the beneficial ownership of their respective interests in and all rights and obligations in relation to the OMLs under the PSC that were not heretofore novated pursuant to the First Novation, subject to the terms and conditions hereinafter set forth.

NOW IT IS HEREBY AGREED as follows:

1	Definitions and interpretation

1.1	In this Agreement, unless the context otherwise requires:

1.2	In this Agreement, unless the context otherwise requires, all words and expressions defined in the PSC shall have the same respective meanings in this Agreement.

1.2.1	references to clauses and schedules are to Clauses of, and Schedules to, this Agreement;

1.2.2	headings do not affect the interpretation of this Agreement, the singular shall include the plural and vice versa, and references to one gender include all genders;

1.2.3

references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

1.2.4	a reference to any other document referred to in this Agreement is a reference to that other document as amended, revised, varied, novated or supplemented at any time; and

1.2.5	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2	Novation

2.1

Subject to Clause 3.3 and with effect from and including the Second Novation Date , Allied Energy and Camac Nigeria assign to CPL all their respective rights, liabilities, duties, covenants, undertakings, warranties and other obligations contained in the PSC in respect of the lease areas of the OMLs that were not assigned pursuant to the First Novation, including all claims and demands in respect thereto arising in connection with the PSC. The rights, liabilities, duties, covenants, undertakings, warranties and other obligations being assigned hereunder shall hereinafter be referred to as the “Second Novated Interests.”

2.2

Subject to Clause 3.3 and with effect from and including the Second Novation Date, CPL accepts all respective rights and liabilities of Allied Energy and Camac Energy under the PSC and agrees to perform all the duties and to discharge all the covenants, undertakings, warranties and other obligations of Allied Energy and Camac Energy respectively and to be bound by all the terms and conditions of the PSC in respect of the Second Novated Interests.

2.3	This Agreement shall become effective on the date (Second Novation Date) on which all the Parties hereto have signed this Agreement.

Allied Energy shall indemnify and hold each of NAE and CPL harmless against all losses, damages, injuries, expenses, and actions of whatever kind and nature suffered by each of them respectively where such losses, damages, injuries, expenses, and/or actions are as the result of the failure of Allied Energy to notify the Department of Petroleum Resources (“DPR”) of the transaction described in this Agreement.

2.4	Subject to Article 2.3, NAE acknowledges and agrees to the novation of the PSC contemplated under this Agreement and agrees to be bound by the terms of this Agreement.

2.5

Unless the context otherwise requires, with effect from and including the Second Novation Date, references to Allied Energy and/or Camac Nigeria and/or Allied in the PSC as far as the Second Novated Interests are concerned, in accordance with this Agreement, shall be deemed to be references to CPL.

3	Confirmation of Terms

3.1

Subject to Clause 3.3 of this Agreement and except where inconsistent with the provisions of this Agreement, the terms of the PSC and the First Novation are confirmed and shall remain in full force and effect.

3.2	With effect from the Second Novation Date, this Agreement, the First Novation, and the PSC shall be read and construed as one document.

3.3	For the avoidance of doubt the Parties hereby confirm that:

3.3.1

the terms and conditions of Articles 8.1(a), 8.1(c) and 8.3 of the PSC (relating to Royalty Oil, Tax Oil, and the Escrow Account) shall remain unaffected by this Agreement and Allied Energy shall retain its rights and obligations under those Articles;

3.3.2

the Parties understand and acknowledge that CPL is an Affiliate of Allied Energy, and accordingly agree that the waiver by NAE of its rights in Article 8.1(e) of the PSC in favour of Allied Energy in respect of the Oyo field and the Second Novated Interests (“ NAE Waiver”) remains applicable and such NAE Waiver will be deemed to extend to the interest of CPL in the Oyo Field and the Second Novated Interests. For the avoidance of doubt, if at any time CPL ceases to be an Affiliate of Allied, then the NAE Waiver shall no longer apply, in accordance with Article 8.1(e) of the PSC.

3.3.3

all terms and conditions of the Co-operation Agreement between NAE and Allied Energy dated 15 January 2006, as amended, remain in full force and effect and shall remain unaffected by this Agreement including without limitation, to procurement and engineering services provided by Allied Energy to NAE with respect to the Oyo Field and/or the Second Novated Interests.

3.3.4

notwithstanding anything to the contrary in this Agreement or the PSC, CPL shall not be entitled to appoint any representatives in the Management Committee, nor to exercise any right to vote therein in respect of any matters, including with respect to the Second Novated Interests. It is understood that CPL’s interest in the Second Novated Interests will be represented by Allied.

3.3.5

notwithstanding anything to the contrary in this Agreement or the PSC, but without prejudice to Clause 3.3.1, the following provisions of the PSC shall not apply to CPL, but will continue to apply to Allied or the First Party, as the case may be: Article 5, 7.2, 7.3, 8.6, 9, 11, 12, 13.3, 14.3. For the avoidance of doubt, the valuation procedures of Article 9 of the PSC shall be binding on CPL.

4	Representations and Warranties

4.1	Each Party severally represents and warrants on behalf of itself that:

4.1.1	it has full power and authority under its memorandum or articles of association or other governing documents and otherwise to enter into and perform its obligations pursuant to this Agreement; and

4.1.2	it has duly authorised, executed and delivered this Agreement and this Agreement constitutes valid and binding obligations enforceable against it in accordance with its terms.

5	Miscellaneous

5.1	The provisions of Articles 16 (Confidentiality and Public Announcements) and 20 (Laws and Language) of the PSC shall apply mutatis mutandis to this Agreement.

5.2	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together constitute a single instrument.

IN WITNESS WHEREOF the Parties have entered into this Agreement on the day and year first above written.

Signed for and on behalf of
ALLIED ENERGY PLC

Signature: /s/ Kamoru Lawal

Name: Kamoru Lawal

Designation: Director

Signed for and on behalf of
CAMAC INTERNATIONAL
(NIGERIA) LIMITED

Signature: /s/ Kamoru Lawal

Name: Kamoru Lawal

Designation: Director

Signed for and on behalf of
NIGERIAN AGIP EXPLORATION LIMITED

Signature: /s/ Ciro A. Pagano

Name: Ciro A. Pagano

Designation: Vice Chairman/MD

Signed for and on behalf of
CAMAC PETROLEUM LIMITED

Signature: /s/ Byron Dunn

Name: Byron Dunn

Designation: CEO